UNIVEST CORPORATION OF PENNSYLVANIA

              Amended Articles of Incorporation

                       April 12, 1994


1.  The name of the corporation is:  Univest Corporation of Pennsylvania

2. The location and post office address of its initial registered office in this commonwealth is: c/o Union National Bank and Trust Company of Souderton, Montgomery County, Pennsylvania.

3. The purpose or purposes of the corporation which shall be organized under this Act are as follows: To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this Act and to act as a one-bank holding company under the Federal Bank Holding Company Act of 1956. (U.S.C., Title 12, Sections 1841-48), as amended by the Bank Holding Company Act of 1970.

4.  The term of its existence is:  Perpetual

5. The aggregate number of shares which this Corporation shall have authority to issue is 12,000,000 shares of Common Stock having a par value of Five Dollars ($5) per share.

    No holder of any shares of the stock of this Corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any shares of stock of this Corporation of any class now or hereafter authorized or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares. In elections for directors of this Corporation, cumulative voting shall not be permitted.

6. No holder of any shares of the stock of this Corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any shares of stock of this Corporation of any class now or hereafter authorized or any securities exchangeable for or convertible into such shares of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares; further, cumulative voting shall not be allowed but each stockholder shall be entitled at all elections of directors to cast a number of votes equal to the number of shares owned by him for as many directors as there are to be elected.

7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:


Univest Corp of PA                                    April 12, 1994
                  Amended Articles of Incorporation

                                                         NUMBER AND
       NAME                     ADDRESS                CLASS OF SHARES
Russell M. Hillegass         608 Harleysville Pike              20
                             Souderton, PA 18964

Charles H. Hoeflich          Box 197, Perkasie, PA 18944        20

Horace W. Longacre           Godshall Road                      20
                             Franconia, PA 18924

Harold M. Mininger           247 Franklin Avenue                20
                             Souderton, PA 18964

Raymond Rosenberger          Forty Foot Road                    20
                             Hatfield, PA 19440


8. The presence in person or by proxy of Shareholders entitled to cast at least 66 2/3% of the votes which all Shareholders are entitled to cast shall constitute a quorum at a meeting of the Shareholders. If a quorum is present, the affirmative vote of the majority of the Shareholders represented at the meeting shall be the act of the Shareholders unless the vote of a greater number is required by these Articles or the Bylaws of this Corporation.

9. The affirmative vote of the holders of a majority of the shares of this Corporation's stock, issued, outstanding, and entitled to vote, shall be required to approve any of the following:

    a. Any merger or consolidation of this Corporation with or into any other corporations;

    b. Any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this Corporation, pursuant to a vote of the Stockholders;

    c. Any sale, lease, exchange, or other transfer of all, or substantially all of the assets of this Corporation to any other corporation, person or entity; or

    d. Any transaction similar to or having similar effect as the foregoing transactions.

In the event any corporation, person, or entity owns, as a beneficial owner, directly or indirectly, more than five percent (5%) of the shares of this Corporation, issued, outstanding, and entitled to vote, on the record date for the determination of Stockholders entitled to notice and to vote at any special or annual meeting of the Stockholders, then, and in that event, the affirmative vote of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote, shall be required to approve any of the


Univest Corp of PA                                     April 12, 1994
                    Amended Articles of Incorporation


transactions identified above in paragraphs (a) through (d), inclusive. The affirmative vote of at least seventy-five percent (75%) of the shares outstanding as set forth herein above shall be in lieu of the vote of the Stockholders otherwise required by law.

The Board of Directors of this Corporation shall have the sole power and duty to determine from the corporate stock records or from any other source or from information known to the Board, if and when such other corporation, person, or entity is a beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of this Corporation, issued, outstanding, and entitled to vote. In addition thereto, the Board of Directors shall have the sole power to determine if any transaction is similar to, or has a similar effect as any of the transactions identified above in paragraphs (a) through (d), inclusive. Such determination as made by the Board of Directors shall be conclusive and binding for all purposes hereof.

The provisions hereof shall not apply to any transaction which is approved in advance by the majority vote of the members of the Board of Directors of this Corporation at a meeting duly called and held in accordance with the Bylaws of this Corporation.

This Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote at any duly-convened annual or special meeting of the Stockholders of this Corporation.

10. Any director, any class of directors, or the entire Board of Directors of this Corporation, may be removed from office at any time only for cause, and only by either the affirmative vote of a majority vote of the Board of Directors in office, or the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote for the election of directors. Cause shall include, but not be limited to, the following:

     a.  Mismanagement, collusion, or fraud;

     b.  Improper conduct relating to the funds of this Corporation;

     c.  Violation of the fiduciary duty of the directors;

     d. All acts, omissions, and concealments which involve a breach of the legal or equitable duty, trust, or confidence justly reposed in a Director;

     e.  Wasting corporate assets;

     f.  Judicially declared of unsound mind; or


Univest Corp of PA                             April 12, 1994
                Amended Articles of Incorporation


     g. Conviction of an offense punishable by imprisonment for a term of more than one (1) year.

11. The authority to make, amend, alter, change, or repeal the Bylaws of the Corporation is hereby specifically granted to and vested in the Board of Directors of the Corporation which must be approved by a vote of the majority of the Board of Directors in office at any regular or special meeting, duly convened after notice for that purpose. This authority is subject to the power of the Shareholders to make, amend, alter, change, or repeal the Bylaws of the Corporation by the affirmative vote of seventy-five percent (75%) of the shares of the Corporation's capital stock, issued, outstanding and entitled to vote, at any regular or special meeting duly convened after notice for that purpose. Notwithstanding the foregoing, the Board does not have the power to amend any Bylaw provision that is required by law to be amended by the Shareholders of the Corporation.

12. This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation upon:

     a. The affirmative vote of the holders of at least seventy-five percent (75%) of the shares of this Corporation, issued, outstanding, and entitled to vote at any regular or special meeting duly convened; or

     b. The affirmative vote of a majority of the members of the Board of Directors of this Corporation and the Affirmative vote of the holders of a majority of the shares of this Corporation, issued, outstanding, and entitled to vote at any regular or special meeting duly convened.

13. Nominations for the election of members of the Board of Directors may be made by the Board of Directors or by any Stockholder entitled to vote for the election of Directors. Nominations made by Stockholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered to or mailed by registered return receipt mail, postage prepaid, to the Secretary of this Corporation, not less than thirty days nor more than fifty days prior to any meeting of the Stockholders called for the election of Directors; provided, however, that if less than twenty-one days notice of the meeting is given to the Stockholders, such a nomination shall be delivered or mailed to the Secretary of this Corporation not later than the close of the seventh day following the date on which the notice of the meeting was mailed to the Stockholders. Such notification shall contain the following information to the extent known to the Stockholder intending to nominate any candidate for election to the Board of Directors:

     a. The names, ages, and resident addresses of each of the proposed nominees;

     b. The principal occupation or employment and business address of each proposed nominee;



Univest Corp of PA                                  April 12, 1994
                    Amended Articles of Incorporation


     c. The total number of shares of this Corporation that, to the knowledge of the notifying Stockholder, will be voted for each of the proposed nominees;

     d.  The name and resident address of the notifying Stockholder; and

     e.  The number of shares owned by the notifying Stockholder.

Any nomination for Directors made by a Stockholder not made in accordance herewith may be disregarded by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.




     The undersigned, being Secretary of Univest Corporation of Pennsylvania, HEREBY CERTIFIES That the foregoing is a true and correct compilation, of the Articles of Incorporation of the Corporation, as amended, up to and including the date hereof; and FURTHER CERTIFIES That the Articles of Incorporation, as amended, as set forth therein, are as of the date hereof, in full force and effect.







Date:  April 10, 1996         Robert H. Schong, Corporate Secretary